UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

 __________________________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 28, 2025

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SENSATA TECHNOLOGIES HOLDING PLC
(Exact name of Registrant as specified in its charter)

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England and Wales	001-34652	98-1386780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

529 Pleasant Street
Attleboro, Massachusetts 02703, United States
(Address of Principal executive offices, including Zip Code)
+1(508) 236 3800
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

 __________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Ordinary Shares - nominal value €0.01 per share	ST	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.
On October 28, 2025, Sensata Technologies Holding plc (the "Company") issued a press release announcing its financial results for the third quarter ended September 30, 2025. The press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
The Company will conduct a conference call on October 28, 2025 at 5:00 PM eastern time to discuss its third quarter 2025 financial results and its outlook for the fourth quarter of 2025. The dial in numbers for the call are 1-844-784-1726 or 1-412-380-7411. Callers should reference the "Sensata Technologies Q3 2025 Financial Results Conference Call." A live webcast of the conference call will also be available on the investor relations page of the Company’s website at http://investors.sensata.com. Additional information relating to the Company's financial results will be contained in a presentation that will be referenced during the webcast, and that is being made available on the investor relations page of the Company’s website. Additionally, a replay of the call will be available until November 4, 2025. To access the replay, dial 1-877-344-7529 or 1-412-317-0088 and enter confirmation code: 4825109.
The information contained in, or incorporated into, this Current Report on Form 8-K is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities under that section, nor shall it be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in any such filing.

Item 2.06	Material Impairments.

On October 28, 2025, in connection with the preparation of the Company’s financial statements for the quarter ended September 30, 2025, the Company concluded that charges totaling approximately $259 million were required to be recorded in the third quarter of 2025. These charges include approximately $226 million of non-cash impairment charges related to the goodwill associated with the Company’s Dynapower reporting unit and approximately $33 million of charges primarily related to excess capacity related to electrification products and operations. The impairment charges were driven by changes in management's expectations regarding future cash flows, specifically evolving government clean energy policies and emissions regulations that have reduced the pace of expected market adoption for electrification technologies resulting in lower projected demand for the Company's electrification products. The Company anticipates that the amount of charges that will result in future cash expenditures will be immaterial.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 28, 2025, the Company announced that Nicolas Bardot has been named the Company’s Executive Vice President and Chief Operations Officer effective November 1, 2025 (the “Effective Date”). Mr. Bardot will be responsible for overseeing the Company's global operations footprint and driving operational excellence across the enterprise. Mr. Bardot does not have (i) any arrangements or understandings with any other person pursuant to which he was selected to serve as an officer; (ii) any family relationships with any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer; or (iii) any direct or indirect material interest in any transaction or series of transactions contemplated by Item 404(a) of Regulation S-K.

Mr. Bardot, age 54, brings more than 20 years of operations leadership experience, including expertise in supply chain optimization, manufacturing excellence, and organizational transformation. Prior to joining the Company, Mr. Bardot served as Senior Vice President, Operations and Material Management from 2021 to October 2025 and Senior Vice President, CVCS Integrated Supply Chain from 2020 to 2021 at ZF Commercial Vehicle Solutions, a supplier of components and systems for the commercial vehicle industry. Previously, he held senior leadership roles at WABCO, a provider of electronic braking, stability, suspension and transmission automation systems for heavy-duty commercial vehicles, including Chief Supply Chain Officer and Vice President of Sourcing and Purchasing from 2011 to 2020. He holds a Bachelor of Arts degree in International Affairs from École Supérieure Libre des Sciences Commerciales Appliquées and a Master of Arts in Purchasing and Supply Chain Management from ESSEC Business School.

In connection with Mr. Bardot’s appointment as Executive Vice President and Chief Operations Officer, Sensata Technologies Holding Company Mexico B.V., Zug Branch, a wholly owned subsidiary of the Company, entered into an employment agreement with Mr. Bardot. Pursuant to the terms of the employment agreement, beginning on the Effective Date, Mr. Bardot’s salary will be 452,685 CHF per year, subject to periodic review by the Compensation Committee of the Company’s Board of Directors. Mr. Bardot will receive a 657,657 CHF sign-on bonus payable in cash and a $500,000 grant of restricted stock units on the Effective Date. In addition, Mr. Bardot will also be eligible to receive an annual cash bonus with a target of 100% of his base salary and $900,000 equity grant, split 45% restricted stock units and 55% performance-based restricted stock units. He will also be eligible to participate in the benefit programs available to the Company’s other executive officers.

The foregoing summary of Mr. Bardot’s employment agreement is qualified in its entirety by reference to the complete agreement, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the period ending September 30, 2025.

Item 8.01	Other Events

On October 28, 2025, the Company announced that its indirect, wholly owned subsidiaries Sensata Technologies B.V. and Sensata Technologies, Inc. (collectively, the “Offerors”) had commenced cash tender offers (the “Tender Offers”) to purchase up to $350,000,000 in total cash consideration payable (excluding accrued and unpaid interest) for certain series of their outstanding senior notes. The Tender Offers are being made only pursuant to the terms and conditions set forth in the Offer to Purchase dated October 28, 2025 (the “Offer to Purchase”).

The Tender Offers apply to the following series of senior notes (collectively, the “Notes”):
•4.000% Senior Notes due 2029 issued by Sensata Technologies B.V. (the “2029 Notes”)
•5.875% Senior Notes due 2030 issued by Sensata Technologies B.V.
•4.375% Senior Notes due 2030 issued by Sensata Technologies, Inc.

The Tender Offers are open to all registered holders of the applicable series of notes, subject to the maximum amount of total cash consideration payable of $350,000,000 (excluding accrued and unpaid interest) and the acceptance priority levels, proration procedures, and, with respect to the 2029 Notes, a specific tender cap, each as described in the Offer to Purchase. Each Tender Offer will expire at 5:00 p.m., New York City time, on November 26, 2025, unless extended or earlier terminated (such time and date, as the same may be extended or earlier terminated by the applicable Offeror, the “Expiration Date”).

Holders who validly tender (and do not validly withdraw) their notes at or prior to 5:00 p.m., New York City time, on November 10, 2025 (such time and date, as the same may be extended by the applicable Offeror, the “Early Tender Deadline”) and whose notes are accepted for purchase will receive the applicable Total Consideration (as defined in the Offer to Purchase), which includes an early tender premium of $50.00 per $1,000 principal amount of notes accepted for purchase. Holders who validly tender their notes after the applicable Early Tender Deadline but at or prior to the applicable Expiration Date and whose notes are accepted for purchase will receive only the applicable Tender Offer Consideration (as defined in the Offer to Purchase), which is equal to the applicable Total Consideration minus the early tender premium. In addition to the applicable Total Consideration or applicable Tender Offer Consideration, as the case may be, holders whose notes are accepted for purchase will receive accrued and unpaid interest from the last applicable interest payment date up to, but not including, the applicable settlement date.

The Offerors have retained Barclays Capital Inc. and Goldman Sachs & Co. LLC to act as dealer managers for the Tender Offers (together, the “Dealer Managers”). D.F. King & Co., Inc. has been retained to act as the tender and information agent for the Tender Offers. Additional information regarding the terms of the Tender Offers, including conditions to the Tender Offers, proration procedures, acceptance priority levels, and withdrawal rights, is set forth in the Offer to Purchase. Each Tender Offer is subject to the satisfaction or waiver of certain conditions as set forth in the Offer to Purchase. Each Offeror reserves the right to extend, amend, or terminate the applicable Tender Offer at any time, subject to applicable law.

This Current Report on Form 8-K is neither an offer to purchase or sell nor a solicitation of an offer to purchase or sell any Notes in the Tender Offers or any other securities of the Offerors. The Tender Offers are not being made to holders of Notes in any jurisdiction or in any circumstances in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the Tender Offers are required to be made by a licensed broker or dealer, the Tender Offers will be deemed to be made on behalf of the Offerors by the Dealer Managers, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

A copy of the press release announcing the Tender Offers is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	October 28, 2025 press release entitled "Sensata Technologies Reports Third Quarter 2025 Financial Results" (furnished pursuant to Item 2.02)

99.2	October 28, 2025 press release entitled “Sensata Technologies Holding plc Announces Cash Tender Offers by Certain Subsidiaries for Senior Notes" (filed pursuant to Item 8.01)

104	Cover Page Interactive Data File (embedded within inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENSATA TECHNOLOGIES HOLDING PLC

/s/ David K. Stott
Date:	October 28, 2025	Name: David K. Stott
Title: Executive Vice President, General Counsel and Corporate Secretary

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